                           MORGAN STANLEY EQUITY FUND

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


                          TO BE HELD DECEMBER 16, 2003

     The undersigned shareholder of Morgan Stanley Equity Fund does hereby appoint Barry Fink, Ronald E. Robison and Joseph J. McAlinden and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Morgan Stanley Equity Fund to be held on December 16, 2003, in Room 209, 2nd Floor, 1221 Avenue of the Americas, New York, NY 10020 at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD          PLEASE MARK VOTES AS
YOU ALSO MAY VOTE A PROXY BY TOUCHTONE PHONE OR BY INTERNET    IN THE EXAMPLE USING       [X]
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS) BLACK OR BLUE INK

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903

TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW/MSDWT.COM or WWW.PROXYVOTE.COM

                     FOR   AGAINST   ABSTAIN
The Proposal:        [ ]     [ ]       [ ]

Approval of the Agreement and Plan of
Reorganization, dated as of July 31, 2003, pursuant to which substantially all of the assets of Morgan Stanley Equity Fund would be combined with those of Morgan Stanley Dividend Growth Securities Inc. and shareholders of Morgan Stanley Equity Fund would become shareholders of Morgan Stanley Dividend Growth Securities Inc. receiving shares in Morgan Stanley Dividend Growth Securities Inc. with a value equal to the value of their holdings in Morgan Stanley Equity Fund.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                       Please make sure to sign and date this
                                       Proxy using black or blue ink.

                                       Date
                                            ------------------------------------

                                        ---------------------------------------
                                       |                                       |
                                        ---------------------------------------
                                           Shareholder sign in the box above

                                        ---------------------------------------
                                       |                                       |
                                        ---------------------------------------
                                        Co-Owner (if any) sign in the box above

   -   -    PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES    -   -

                          MORGAN STANLEY EQUITY FUND


                                   IMPORTANT


               USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12
    DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCHTONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.